                                                                   EXHIBIT 10.42

                                 LEASE AGREEMENT

     This Lease Agreement (hereinafter the "Lease") is made this 7th day of June, 2000 (hereinafter referred to as the "Effective Date) by and between OnRadio.com, a corporation organized and existing under the laws of the State of California and having a principal place of business at 1500 Green Hills Road, Scotts Valley, CA 95066 ("OnRadio'), and GlobalMedia.com, a corporation organized and existing under the laws of the State of Nevada and having a principal place of business at 400 Robson Street, Vancouver, British Columbia V6B 2B4 ("Global').

    1.   Entire Agreement

     This Agreement, including all appendices and attachments referenced herein, constitutes the entire agreement between OnRadio and Global and supersedes all proposals, oral and written, between the parties on this subject matter.

    2.   Lease and Use of Equipment

     OnRadio hereby leases to Global the computer equipment, parts, documentation and other property enumerated and described in Schedule "A" and Schedule "B" (hereinafter collectively called the "Equipment"). Global shall have the right to use the Equipment during the term of this Agreement at any location at which Global or any corporate affiliate maintains a place of business in the United States or Canada, provided that Global agrees that it will not have access to, and shall not move the equipment listed in Schedule "B" until six (6) months after the Initial Closing as defined in the Asset Purchase Agreement, unless OnRadio provides Global with written consent to access or move the equipment prior to the expiration of the six (6) month period. Global shall be solely responsible for the costs of moving the Equipment from its current location and of returning the Equipment to OnRadio at the expiration of the lease term. Global shall use the Equipment in a careful and proper manner and shall comply with all laws and regulations applicable to the possession or use of the Equipment. If at any time during the term hereof OnRadio supplies Global with labels, plates or other markings stating that the Equipment is owned by OnRadio, Global shall affix and keep the same in a prominent place on the Equipment.

    3.   Term

     The term of this lease commences on the Effective Date with respect to the Equipment in Schedule "B". The term of this lease commences on the Final Closing Date with respect to the equipment in Schedule "A". Unless the lease is renewed for an additional period or earlier terminated as provided for herein, the term ends six (6) months after the Final Closing Date with respect to the Equipment on Schedule "A", and December 6, 2002 with respect to the equipment in Schedule "B". "Final Closing Date" shall have the meaning set forth in the Asset Purchase Agreement executed by the Global and OnRadio on June 6, 2000.

    4.   Installation

     a. In the event Global moves the Equipment from its current location, Global shall be responsible, at its own expense, for shipping, unpacking and installing the Equipment including making all cable connections and all connections with electrical power and communication services. Risk of loss shall pass to Global on the Effective Date.

    5.   Rent

     Global shall pay the rental payment of $1.00 on the Effective Date.

    6.   Warranties and Disclaimers of Warranties

     a. OnRadio provides the Equipment AS IS. EXCEPT AS EXPRESSLY PROVIDED BELOW, ONRADIO MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING THE SERVICES AND SPECIFICALLY DISCLAIMS THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT POSSIBLE BY LAW.

     b. Quiet Enjoyment. OnRadio warrants and represents that the Equipment is the sole and exclusive property of OnRadio and is not subject to any lien, claim or encumbrance inconsistent with any of Global's rights under this Agreement and that Global is entitled to, and shall be able to enjoy, quiet possession and use of the Equipment during the term of this Agreement, without interruption by OnRadio or any person claiming under or through OnRadio or by right of paramount title. OnRadio shall not assign this lease without obtaining from any assignee a covenant of quiet enjoyment for the benefit of Global. Global has no right, title or interest in the Equipment except as expressly set forth herein.

     c. Conflicting Agreement. OnRadio warrants that entry into and performance of this lease is not limited in any way by any loan, security, financing, contractual or other agreement to which OnRadio is a party.

    7.   Indemnification

     a. Each party (the "Indemnitor") shall defend, indemnify, and hold the other party (the "Indemnitee") harmless from and against any claims, losses, actions, demands, lawsuits or damages, including, but not limited to reasonable attorney's fees, costs, experts costs and other litigation/settlement costs resulting from any performance under this Agreement, act, omission, or negligence by the Indemnitor, its agents or representatives.

     b. This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the gross negligence or willful misconduct of the Indemnitee, its agents or representatives, or to the extent liability is disclaimed or limited by either party under this Agreement. The indemnity obligations set forth in this Section are contingent upon: (a) the Indemnitee giving prompt written notice to the Indemnitor of any such claim(s); (b) the Indemnitor having sole control of the defense or settlement of the claim; and (c) at the Indemnitor's request and expense, the Indemnitee cooperating in the investigation and defense of such claim(s).

    8.   Termination

     a. Default. Either party has the right to terminate this Agreement if the other party is in default of any obligation or representation hereunder which default is incapable of cure or which, being capable of cure, has not been cured within fifteen (15) days after receipt of notice of such default (or such additional cure period as the non-defaulting party may authorize).

     b. Acts of Insolvency. Either party may terminate this Agreement by written notice if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise.

     c. Force Majeure; Suspension and Termination. In the event that either party is unable to perform its obligations under this Agreement or to enjoy any of its benefits because of (or if loss of the Equipment is caused by) natural disaster, actions or decrees of governmental bodies or communications line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected immediately shall give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds fifteen
(15) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may by giving written notice terminate this Agreement. If such Event shall affect the delivery date or warranty provisions of this Agreement, such date or warranty period shall automatically be extended for a period equal to the duration of such Event.

    9.   Option to Purchase; Surrender of Equipment

     Global Media shall have the option, exercisable upon notice to OnRadio at any time after the Final Closing Date, to purchase the Equipment listed in Schedule "A" for an exercise price of $1.00. If Global exercises such option, OnRadio agrees to execute such instruments of transfer as may be reasonably necessary to vest title to the Equipment in Global. If Global does not exercise such option, then upon the expiration or termination of this Agreement Global shall return the Equipment to OnRadio in good repair, condition and working order, ordinary wear and tear excepted, as directed by OnRadio. Global shall pay the cost of returning the Equipment to the office of OnRadio as specified herein unless the Agreement has been terminated by Global as provided for herein, in which case OnRadio shall pay for return of the Equipment.

    10.  Loss and Damage

     Global hereby assumes and shall bear the entire risk of loss and damage to the Equipment (following the Effective Date and until surrender of the Equipment) for any cause which is not the fault of OnRadio.

    11.  Consequential Damages

     In no event shall either of the parties hereto be liable to the other for payment of any consequential damages resulting from the default in the performance of their respective obligations under this Agreement. However, the provisions of this section shall not apply in any way to Indemnitor's duty to indemnify any Indemnitee.

    12.  Taxes

     Global shall be responsible for the payment of all taxes which arise from this Agreement except for any tax based on OnRadio's net income.

    13.  Insurance

     Global shall insure the Equipment in Schedule "B" against loss or damage from the date of certification for use; such insurance also will cover OnRadio as its interests may appear.

    14.  Miscellaneous

     a. Personal Property. The Equipment is personal property notwithstanding that it may now be, or hereafter become, in some manner affixed or attached to real property or any building.

     b. Contract Assignment. Neither Party may assign their rights and duties under this Agreement without the written consent of the other Party which will not be unreasonably withheld; provided, however, either Party may assign this Agreement to any parent, subsidiary, or affiliate of such Party or to any third party which succeeds by operation of law to, or purchases or otherwise acquires substantially all of the assets of such Party or a subsidiary or affiliate of such Party and which assumes such Party's obligation hereunder; provided, further, that in no event shall the rights or obligations of either Party hereunder be assigned or assignable by any bankruptcy proceedings, and in no event shall this Agreement or any rights or privileges hereunder be an asset of either Party under any bankruptcy, insolvency or reorganization proceedings.

     c. Applicable Law. The validity, construction, and performance of this Agreement shall be governed by the laws of the state of California without regard to principles of conflicts of law.

     d. Notices. Any notice or other communication hereunder shall be in writing.

     e. Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other whether express or implied, shall not constitute a continuing waiver of or consent to, or a consent to or waiver of, or excuse for any different or subsequent breach.

                            [signatures on next page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

OnRadio                                  Global Media Corp.

By: /s/ Timothy Herr                     By:/s/ L. James Porter
   ------------------------                 -------------------------

Its: President                           Its: Chief Financial Officer
    -----------------------                  ------------------------

                                   SCHEDULE A

OnRadio has deployed "encoder" streaming systems for some of it's streaming affiliates. These are all affiliates currently streamed by OnRadio's distribution partner, iBEAM. The hardware and installed software specification of these system is listed below.

Penguin Computing 1U system
Intel CA 810 Motherboard
Intel Pentium III 550MHz w/256 KB Cache
256 MB ECC SDRAM (One 256MB DIMM/Two 128MB DIMM)
Quantum 13 GB 7200 RPM Hard Drive
Toshiba 40X EIDE CD-ROM
3.5" 1.44 MB Floppy Drive
Integrated Intel 10/100 Mbps Ethernet Adapter
Integrated SB 128
Integrated 8 MB AGP Video
Keytronic Keyboard and Logitech 3 Button Mouse
Penguin Computing Two Year Warranty

Software (installed on encoder)
Windows NT, SP 5
Windows Media Server, 4.1+
Windows Media Encoder, 4.1+
Windows Media patches (OnRadio possesses these as a media partner) autolog.exe for automatic logon features loader.exe 1.0 by OnRadio (launches media server on boot)
         alternative to loader.exe
         .bat file which accomplishes the same as loader.exe but uses a brute force
Intel CA810 motherboard drivers for video, audio, NIC, etc.

                                   SCHEDULE B

----------------------------------------------------------------------------------------------------------------------------------
SYSTEM NAME                       SERVICES                                  SYSTEM INFO
----------------------------------------------------------------------------------------------------------------------------------
KALI                              httpd[80], ssh[22], klogin[543]           512M RAM, Sun OS v5.5.1, Sparc Ultra-5
INDRA                             httpd[80], ssh[22], klogin[543]           512M RAM, Sun OS v5.5.1, Sparc Ultra-5
BRAHMA                            httpd[80], ssh[22], klogin[543]           512M RAM, Sun OS v5.5.1, Sparc Ultra-5
KRISHNA                           ftp[21], ssh[22], dns[53], klogin[543]    512M RAM, Sun OS v5.5.1, Sparc Ultra-5
BIMA                              ssh[22], dns[53], klogin[543]             512M RAM, Sun OS v5.5.1, Sparc Ultra-5
LAKSHMI                           ssh[22],  klogin[543], mysql[3306         512M RAM, Sun OS v5.6, Sparc Ultra-4 (e450)
RATRI                             ssh[22], smtp[25], pop3[110]              256M RAM, Cobalt, Linux kernal 2.0.34
SHIVA                             telnet[23]                                NetAppliance F720
PORTS                             telnet[23]                                Portmaster
2924 CATALYST SWITCH              telnet[23] (208.49.167.x network)         Cisco Catalyst Switch
LINUX WORKSTATION                 ssh[22]                                   Linux workstation (cage administration)
NETGEAR HUB                       n/a                                       10/100 Hub
SUN DLT-7000                      Tape Backup                               Tape Backup
SUN A1000                         Drive Array for Backup                    Drive Array for Backup
N/A Spare                         httpd[80], ssh[22], klogin[543]           512M RAM, Sun OS v5.5.1, Sparc Ultra-5
----------------------------------------------------------------------------------------------------------------------------------